EXHIBIT 99.1

Kenexa Announces Financial Results for Second Quarter 2012 Second quarter revenue and profitability exceeded high end of our guidance 2012 revenue and non-GAAP profitability guidance increased

WAYNE, Pa. – August 7, 2012 – Kenexa (NYSE: KNXA), a global provider of business solutions for human resources, today announced operating results for the second quarter, ended June 30, 2012.

For the second quarter of 2012, Kenexa reported total GAAP revenue of $86.3 million. Non-GAAP revenue, which eliminates the GAAP adjustment to deferred revenue resulting from certain acquisitions, was $88.2 million for the second quarter of 2012, an increase of 24% compared to $71.3 million for the second quarter of 2011.  Within total non-GAAP revenue, subscription revenue was $64.1 million for the second quarter of 2012, an increase of 23% compared with $52.2 million in the second quarter of 2011. Professional services and other revenue was $24.1 million for the second quarter of 2012, an increase of 26% compared to $19.1 million for the second quarter of 2011.

“We continued our strong operational performance in the second quarter with both revenue and non-GAAP profitability exceeding our guidance,” said Rudy Karsan, Chief Executive Officer of Kenexa. “While the economic environment remains volatile, HR executives are feeling increasing pressure from the C-level suite to transform their company’s workforce with improved talent and productivity levels. The short supply and significant demand for skilled knowledge workers is a growing challenge, and we see global organizations looking for a strategic HR partner to help them achieve their business goals. Kenexa is benefitting from this trend based on our highly differentiated value proposition based on our best-in-class SaaS platform, proprietary data and services.”

Karsan added, “We are increasing our revenue guidance for the full year 2012 based on the strength of our second quarter results and our ongoing business momentum. In addition, the growing number of blue chip customer wins for our Kenexa 2x SaaS platform and efficiency gains with our RPO customers are driving leverage in our business and contributing to our increased non-GAAP profitability guidance for 2012.”

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Non-GAAP income from operations was $9.8 million for the three months ended June 30, 2012. This represented an 11.1% non-GAAP operating margin and an increase of 53% compared to non-GAAP income from operations of $6.4 million for the three months ended June 30, 2011.

Non-GAAP net income available to common shareholders was $7.6 million for the three months ended June 30, 2012, compared to $4.7 million for the three months ended June 30, 2011. Non-GAAP net income available to common shareholders was $0.27 per diluted share for the second quarter of 2012, above the Company’s guidance of $0.22 to $0.23 and based on 28.3 million weighted average shares outstanding. Non-GAAP net income available to common shareholders was $0.18 per diluted share for the second quarter of 2011, based on 25.8 million weighted average shares outstanding.

Kenexa’s loss from operations for the three months ended June 30, 2012, determined in accordance with GAAP, was $116 thousand, compared to income from operations of $416 thousand for the same period of 2011. GAAP net loss allocable to common shareholders was approximately $1.7 million, or ($0.06) per basic and diluted shares for the three months ended June 30, 2012, compared to net loss of $1.6 million, or ($0.06) per basic and diluted share, in the same period of 2011.

Kenexa had cash, cash equivalents and investments of $89.7 million at June 30, 2012, compared to $83.0 million at the end of the prior quarter. The Company generated $17.2 million in cash from operations for the second quarter and used $8.5 million associated with capital expenditures and capitalized investments.  Deferred revenue was $96.4 million at June 30, 2012, an increase of 14% from June 30, 2011.

Other Second Quarter and Recent Highlights
•
More than 100 “preferred partner” customers were added during the second quarter (defined as customers that spend more than $50,000 annually), an increase from the over 50 preferred partner customer additions in the year ago period.

•
The average annualized revenue from the company’s top 80 customers, or P-cubed metric, was greater than $1.9 million in the second quarter of 2012, an increase from the over $1.5 million level in the second quarter of 2011.

•
Announced the launch of Kenexa Hot Lava Mobile 3.0, a leading mobile solution used to develop, manage and analyze the results of independent device communications, snack learning, performance support, sales enablement and surveys. The launch of Hot Lava Mobile 3.0 marks Kenexa’s entry into the mobile learning marketplace. Kenexa added Hot Lava Mobile to its integrated human capital management product suite in February as part of its acquisition of OutStart.

Business Outlook

Based on information as of today, August 7, 2012, the Company is issuing financial guidance as follows:

Third Quarter 2012*: The Company expects GAAP revenue to be $90.7 million to $93.7 million.  Excluding the GAAP adjustment to deferred revenue resulting from certain acquisitions, the Company expects non-GAAP revenue to be $92 million to $95 million, and non-GAAP operating income to be $11 million to $12 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 28.4 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.29 to $0.32.

Full Year 2012*: The Company expects GAAP revenue to be $352 million to $359 million.  Excluding the GAAP adjustment to deferred revenue, the Company expects non-GAAP revenue to be $359 million to $366 million, and non-GAAP operating income to be $40 million to $43 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 28.3 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $1.07 to $1.16.

* Kenexa’s non-GAAP guidance excludes stock-based compensation expense, amortization of acquired intangibles, acquisition-related fees, contingent consideration adjustment, the purchase accounting reduction for Salary.com’s and OutStart’s revenue, and accretion associated with a variable interest entity.

Conference Call Information

Kenexa will host a conference call today, August 7, 2012, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results. To access this call, dial 877-705-6003 (domestic) or 201-493-6725 (international). A replay of this conference call will be available through August 14, 2012, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 396968. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations. The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.

Kenexa presents certain non-GAAP financial measures as set forth in the tables below and may exclude the following:

Non-GAAP revenue.  Non-GAAP revenue consists of GAAP revenue and the effect of the write down of the deferred revenue associated with purchase accounting for certain acquisitions. This effect is added back to GAAP revenue because the Company believes its inclusion provides a more accurate depiction of total revenue.

Share-based compensation expense.  Share-based compensation expense consists of expenses for stock options and stock awards in accordance with ASC 718. Share-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock. The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets.  In accordance with GAAP, operating expenses include amortization of acquired intangible assets which are amortized over the estimated useful lives of such assets. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Acquisition-related fees. In accordance with ASC 805, Business Combinations, acquisition-related fees including advisory, legal, accounting and other professional fees are reported as expense in the periods in which the costs are incurred and the services are received. Acquisition-related fees include legal, travel, and other fees not expected to recur from our acquisitions. Acquisition-related fees are excluded in the non-GAAP financial measures because we believe that such exclusion facilitates comparisons to our historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Contingent consideration adjustment.  In accordance with ASC 805, Business Combinations, contingent consideration adjustments may result from changes in the preliminary earnout calculation or changes in the forecasted projections. Contingent consideration adjustments are excluded in the non-GAAP financial measures because we believe that such exclusion facilitates comparisons to our historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Taleo settlement and nonrecurring litigation charges.  Settlement proceeds and nonrecurring litigation fees are excluded in the non-GAAP financial measures due to their infrequent and or unusual nature. The Company believes that excluding these amounts provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods.

Accretion of variable interest entity.  In accordance with ASC 810, Variable Interest Entities, the Chinese joint venture is subject to periodic adjustment in its value. The accretion of the variable interest entity is excluded in the non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Non-GAAP tax.  Non-GAAP estimated tax adjustment is applied to the non-GAAP net income for purposes of determining the non-GAAP income allocable to common shareholders. The Company believes including this adjustment is important to determine non-GAAP income allocable to common shareholders since it depicts a more meaningful measure of the Company’s non-GAAP results.

About Kenexa

Kenexa (NYSE:KNXA) helps drive HR and business outcomes through its unique combination of technology, content and services. Enabling organizations to optimize their workforces since 1987, Kenexa’s integrated talent acquisition and talent management solutions have touched the lives of more than 110 million people. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com. Follow Kenexa on Twitter: @kenexa.

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Note to editors: Trademarks and registered trademarks referenced herein remain the property of their respective owners.

Contact

MEDIA CONTACT:
Mark Derowitsch Kenexa (402) 419-5216 mark.derowitsch@kenexa.com

INVESTOR CONTACT:
Brian Denyeau
ICR
(646) 277-1251
brian.denyeau@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$82,758	$67,459
Short-term investments	6,930	51,807
Accounts receivable, net of allowance for doubtful accounts of $2,646 and $3,045	58,609	52,664
Unbilled receivables	4,506	3,385
Income tax receivable	76	196
Deferred income taxes	6,442	5,477
Prepaid expenses and other current assets	13,439	9,555
Total current assets	172,760	190,543

Long-term investments	-	9,710
Property and equipment, net	20,799	18,632
Software, net	30,643	27,179
Goodwill	67,343	43,265
Intangible assets, net	83,732	73,074
Deferred income taxes, non-current	29,867	35,092
Deferred financing costs, net	248	354
Other long-term assets	7,704	7,795
Total assets	$413,096	$405,644

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,519	$7,909
Notes payable, current	11	11
Term loan, current	5,000	5,000
Commissions payable	4,302	3,673
Accrued compensation and benefits	15,518	18,061
Other accrued liabilities	15,655	13,970
Deferred revenue	90,528	81,795
Capital lease obligations	416	282
Total current liabilities	142,949	130,701

Revolving credit line and term loan	22,500	25,000
Capital lease obligations, less current portion	360	218
Deferred revenue, less current portion	5,908	7,042
Deferred income taxes	1,310	1,823
Other long-term liabilities	4,490	5,330
Total liabilities	177,517	170,114

Commitments and Contingencies

Temporary equity
Noncontrolling interest	4,804	4,990

Shareholders' equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding: none	-	-
Common stock, par value $0.01; authorized 100,000,000 shares; shares issued and outstanding: 27,387,715 and 27,124,276, respectively	274	271
Additional paid-in-capital	390,916	385,511
Accumulated deficit	(153,554)	(149,376)
Accumulated other comprehensive loss	(6,861)	(5,866)
Total shareholders' equity	230,775	230,540

Total liabilities and shareholders' equity	$413,096	$405,644

Kenexa Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Subscription	$62,213	$49,867	$117,549	$96,070
Other	24,071	19,148	46,537	32,923
Total revenues	86,284	69,015	164,086	128,993
Cost of revenues	33,121	26,867	65,390	50,212
Gross profit	53,163	42,148	98,696	78,781

Operating expenses:
Sales and marketing	20,207	15,688	37,740	29,963
General and administrative	14,533	13,219	28,600	25,967
Research and development	7,546	4,819	13,978	9,264
Depreciation and amortization	10,993	8,006	21,516	15,924
Total operating expenses	53,279	41,732	101,834	81,118
(Loss) income from operations	(116)	416	(3,138)	(2,337)
Interest expense, net	(321)	(344)	(605)	(784)
Gain (loss) on change in fair market value of investments, net	41	(264)	41	(264)
Loss before income taxes	(396)	(192)	(3,702)	(3,385)
Income tax expense	(1,328)	(596)	(660)	(570)
Net loss	$(1,724)	$(788)	$(4,362)	$(3,955)
(Income) loss allocated to noncontrolling interest	-	(149)	184	(149)
Accretion associated with variable interest entity	-	(652)	-	(652)
Net loss allocable to common shareholders'	$(1,724)	$(1,589)	$(4,178)	$(4,756)
Basic and diluted net loss per share	$(0.06)	$(0.06)	$(0.15)	$(0.20)

Weighted average common shares - basic & diluted	27,330,887	24,876,801	27,255,857	23,964,869

Kenexa Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,
	2012	2011
Revenue and Gross Profit:
GAAP subscription revenue	$62,213	$49,867
Deferred revenue associated with acquisitions	1,883	2,298
Non-GAAP subscription revenue	64,096	52,165
Other revenue	24,071	19,148
Non-GAAP revenue	$88,167	$71,313

GAAP cost of revenues	$33,121	$26,867
Share-based compensation expense	102	72
Cost of revenue adjustment	102	72
Non-GAAP gross profit	$55,148	$44,518

Expenses:
GAAP operating expenses	$53,279	$41,732
Share-based compensation expense	(2,331)	(1,587)
Amortization of acquired intangibles	(5,838)	(3,583)
Acquisition-related fees	17	(76)
BHI contingent consideration adjustment	224	-
Taleo settlement	-	3,000
Nonrecurring litigation charges	-	(1,416)
Total operating expense adjustment	(7,928)	(3,662)
Non-GAAP operating expenses	$45,351	$38,070

Results:
GAAP (loss) income from operations	$(116)	$416
Deferred revenue associated with acquisitions	1,883	2,298
Cost of revenue adjustment	102	72
Operating expense adjustment	7,928	3,662
Non-GAAP income from operations	$9,797	$6,448

GAAP net loss allocable to common shareholders'	$(1,724)	$(1,589)
Deferred revenue associated with acquisitions	1,883	2,298
Cost of revenue adjustment	102	72
Operating expense adjustment	7,928	3,662
Accretion associated with variable interest entity	-	652
Non-GAAP net income allocated to common shareholders'	$8,189	$5,095
Non-GAAP estimated income tax adjustment	(575)	(437)
Non-GAAP net income allocated to common shareholders' after tax adjustment	$7,614	$4,658

GAAP basic net loss per share	$(0.06)	$(0.06)
Non-GAAP basic net income per share	$0.28	$0.19

GAAP diluted net loss per share	$(0.06)	$(0.06)
Non-GAAP diluted net income per share	$0.27	$0.18

Weighted average shares - basic	27,330,887	24,876,801
Dilutive effect of options and restricted stock	955,629	962,061
Weighted average shares - diluted	28,286,516	25,838,862

Kenexa Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,
	2012	2011
Classification of non-GAAP measures:
Gross profit	$53,163	$42,148
Add: share-based compensation expense	102	72
Add: deferred revenue associated with acquisitions	1,883	2,298
Non-GAAP gross profit	$55,148	$44,518

Sales and marketing	$20,207	$15,688
Less: share-based compensation expense	(419)	(282)
Non-GAAP sales and marketing	$19,788	$15,406

General and administrative	$14,533	$13,219
Less: share-based compensation expense	(1,740)	(1,169)
Less: acquisition-related fees	17	(76)
Add: BHI contingent consideration adjustment	224	-
Add: net litigation settlement		1,584
Non-GAAP general and administrative	$13,034	$13,558

Research and development	$7,546	$4,819
Less: share-based compensation expense	(172)	(136)
Non-GAAP research and development	$7,374	$4,683

Kenexa Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)
	Six months ended June 30,
	2012	2011
Cash flows from operating activities
Net loss from operations	$(4,362)	$(3,955)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,516	15,924
Loss on disposal of property and equipment	22	81
Amortization of bond premium	479	-
Realized loss on available-for-sale securities	32	-
Share-based compensation expense	4,350	2,786
Amortization of deferred financing costs	106	106
Bad debt (recoveries) expense, net	(629)	802
Deferred income tax benefit	(1,804)	(961)
Changes in assets and liabilities, net of business combinations
Accounts and unbilled receivables	(2,918)	(3,246)
Prepaid expenses and other current assets	(3,663)	(1,541)
Income taxes receivable	146	16
Other long-term assets	(169)	1,240
Accounts payable	2,828	1,519
Accrued compensation and other accrued liabilities	155	(185)
Commissions payable	504	(269)
Deferred revenue	3,217	8,389
Other liabilities	(880)	(121)
Net cash provided by operating activities	18,930	20,585

Cash flows from investing activities
Capitalized software and purchases of property and equipment	(15,604)	(12,097)
Purchases of available-for-sale securities	(1,469)	(57,161)
Sales of available-for-sale securities	55,545	-
Acquisitions, net of cash acquired	(42,236)	(9,682)
Net cash used in investing activities	(3,764)	(78,940)

Cash flows from financing activities
Borrowings under revolving credit line and term loan	-	3,000
Repayments under revolving credit line and term loan	(2,500)	(27,000)
Repayments of notes payable	(74)	(87)
Repayments of capital lease obligations	(279)	(351)
Proceeds from common stock issued through Employee Stock Purchase Plan	339	236
Shares authorized, but not issued, to settle employees withholding liability	(76)	-
Net proceeds from option exercises	2,992	8,209
Net proceeds from public offering	-	91,669
Net cash provided by financing activities	402	75,676

Effect of exchange rate changes on cash and cash equivalents	(269)	638

Net increase in cash and cash equivalents	15,299	17,959
Cash and cash equivalents at beginning of period	67,459	52,455
Cash and cash equivalents at end of period	$82,758	$70,414

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest expense	$582	$810
Income taxes	$1,838	$3,448
Income taxes refunded	$245	$-

Noncash investing and financing activities
Capital lease obligations incurred	$555	$568